Filed Pursuant to Rule 424(b)(2)
Registration No. 333-173348

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	1,250,000,000	$145,125.00

(1)	Calculated in accordance with rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated April 7, 2011)

$1,250,000,000

5.95% Notes due 2021

The Gap, Inc. will pay interest on the notes on April 12 and October 12 of each year. The first such payment will be made on October 12, 2011. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

We may at our option redeem the notes in whole at any time or in part from time to time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” There is no sinking fund for the notes.

We may be required to make an offer to repurchase the notes upon the sale of certain assets and upon a change of control.

There is no existing public market for the notes. We do not intend to list the notes on any securities exchange or quote the notes on any automated interdealer quotation system.

Investing in these notes involves risks. See “Risk Factors” starting on page S-5.

	Per Note	Total
Public offering price	99.650%	$1,245,625,000
Underwriting discount	0.650%	$8,125,000
Proceeds, before expenses, to The Gap, Inc.	99.000%	$1,237,500,000

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from April 12, 2011 and must be paid by the purchaser if the notes are delivered after April 12, 2011.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, against payment in New York, New York, on April 12, 2011.

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan	BofA Merrill Lynch

Co-Managers

Citi	HSBC	Wells Fargo Securities

Deutsche Bank Securities	Scotia Capital	US Bancorp

Prospectus Supplement dated April 7, 2011.

This prospectus supplement should be read in conjunction with the accompanying prospectus. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the information incorporated by reference and any free writing prospectus prepared by us. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is accurate only as of the date hereof or thereof.

Unless otherwise indicated or the context otherwise indicates, when used in this prospectus supplement and the accompanying prospectus, the terms “the Company,” “we,” “our” and “us” refer to The Gap, Inc. and not to any of its subsidiaries.

S-i

SUMMARY

The Company

General

We are a global specialty retailer offering apparel, accessories, and personal care products for men, women, children, and babies under the Gap, Old Navy, Banana Republic, Piperlime, and Athleta brands. Most of the products sold under our brand names are designed by us and manufactured by independent sources. We also sell products that are designed and manufactured by branded third parties. We have Company-operated stores in the United States, Canada, the United Kingdom, France, Ireland, Japan, and beginning in November 2010, China and Italy. We also have franchise agreements with unaffiliated franchisees to operate Gap and Banana Republic stores in many other countries around the world. Under these agreements, third parties operate or will operate stores that sell apparel and related products under our brand names.

We design most of our products, which are manufactured by independent sources, and sell them under our brands:

Gap. Gap products are sold in three channels: full price retail stores, online, and outlet. Founded in 1969, Gap stores offer an extensive selection of classically styled, high quality, casual apparel at moderate price points. Products range from wardrobe basics such as denim, khakis, and T-shirts to fashion apparel, accessories, and personal care products for men and women. In 1986, we entered the children’s apparel market with the introduction of GapKids, and in 1989, we established babyGap. These stores offer casual apparel and accessories in the tradition of Gap style and quality for children ages newborn through pre-teen. We also offer maternity apparel. In 1998, we launched GapBody, offering women’s underwear, sleepwear, loungewear, and sports and active apparel. We operate Gap Outlet stores, which carry similar categories of products at lower price points. In 1997, we introduced Gap Online, an online store found at gap.com. Gap Online offers products comparable to those carried in Gap, GapKids, babyGap, and GapBody stores, as well as extended sizes not found in stores. Beginning in 2010, customers in Canada can shop online at gapcanada.ca, customers in the United Kingdom and select European countries can shop online at gap.eu, customers in China can shop online at gap.cn, and customers in select international countries can shop online at gap.com.

Banana Republic. Banana Republic products are sold in three channels: full price retail stores, online, and outlet. Acquired in 1983 with two stores, Banana Republic offers sophisticated, fashionable collections of casual and tailored apparel, shoes, accessories, and personal care products for men and women at higher price points than Gap. We operate Banana Republic Factory Stores, which carry similar categories of products at lower price points. In 1999, we introduced Banana Republic Online, an online store found at bananarepublic.com, which offers products comparable to those carried in the store collections, as well as extended sizes not found in stores. Beginning in 2010, customers in Canada can shop online at bananarepublic.ca, customers in the United Kingdom and select European countries can shop online at bananarepublic.eu, and customers in select international countries can shop online at bananarepublic.com.

Old Navy. Old Navy products are sold in two channels: full price retail stores and online. We launched Old Navy in 1994 to address the market for value-priced family apparel. Old Navy offers broad selections of apparel, shoes, and accessories for adults, children, and babies, as well as other items, including a maternity line, consumables, and personal care products. In 2000, we established Old Navy Online, an online store found at oldnavy.com. Old Navy Online offers apparel and accessories comparable to those carried in the store collections, as well as a plus size line not found in stores. Beginning in 2010, customers in Canada can shop online at oldnavy.ca and customers in select international countries can shop online at oldnavy.com.

Piperlime. In 2006, we launched Piperlime, an online-only store found at piperlime.com. Piperlime offers customers an assortment of the leading brands in footwear, handbags, apparel, and jewelry for women and footwear for men and kids, as well as tips, trends, and advice from leading style authorities. Beginning in 2010, customers in select international countries can shop online at piperlime.com.

Athleta. Athleta products are sold in two channels: full price retail stores and online. Acquired in September 2008, Athleta offers customers high quality and performance-driven women’s sports and active apparel and footwear that is stylish and functional for a variety of activities, including golf, running, skiing and snowboarding, tennis, and yoga. In May 2010, we opened a test store in Mill Valley, California, and in January 2011, we opened a flagship store in San Francisco, California. Customers can purchase Athleta product, as well as an assortment of products from leading brands in women’s active-wear, online at athleta.com, through the catalog, or in our stores. Beginning in 2010, customers in select international countries can shop online at athleta.com.

As of January 29, 2011, we had 3,246 Company-operated and franchise store locations.

The Offering

The following is a brief summary of certain terms of this offering. The notes will be issued as a series of debt securities under a base indenture, to be dated as of the issuance date of the notes, between us and Wells Fargo Bank, National Association, as trustee, which is more fully described in the accompanying prospectus, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as “indenture.” For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	The Gap, Inc., a Delaware corporation.

Securities Offered	$1,250,000,000 aggregate principal amount of 5.95% per annum.

Maturity	The notes will mature on April 12, 2021.

Interest Payment Dates	April 12 and October 12 of each year, commencing October 12, 2011.

Interest	The notes will bear interest at a rate of 5.95% per year.

Ranking	The notes are our senior unsecured obligations and rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

Optional Redemption	At our option, we may redeem in whole at any time, or in part from time to time, at the redemption price described under “Description of the Notes—Optional Redemption” in this prospectus supplement.

Change of Control Offer	In the event of a Change of Control Triggering Event as described herein, we will be required to offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

Covenants	The notes will be issued under an indenture containing covenants that will limit our ability to create certain liens and engage in certain sale and leaseback transactions. The indenture will not limit the amount of debt that we or any of our subsidiaries may incur.

Further issues	We may, from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price and the issue date and, in some cases, the first interest payment date, as described under “Description of the Notes—Further Issuances.”

Form and Denomination	The notes will be issued only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

Sinking Fund	None.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the repurchase of our common stock.

Listing	The notes will not be listed on any national securities exchange or quoted on any automated interdealer quotation system.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves risk. These risks are described under “—Risks Related to the Notes” below and under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 29, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus. Before making a decision to invest in the notes, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries, which means that creditors and preferred equity holders of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The notes are exclusively obligations of The Gap, Inc. Because most of our operations are currently conducted through subsidiaries, our cash flow and our consequent ability to service our debt, including the notes, are dependent in part upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available for such payments, whether by dividends, loans or otherwise. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The notes will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the liquidation or reorganization of a subsidiary (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to any of the indebtedness held by us.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors.

Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the assets securing such debt. In the event of any distribution or payment of our assets or any pledged capital stock in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets and any pledged capital stock that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of any of our secured indebtedness. As of January 29, 2011, our total consolidated indebtedness was $3 million, all of which was indebtedness of our subsidiaries. We had no secured indebtedness as of January 29, 2011.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under any credit facility to which we may be a party that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our existing credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under any credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under any credit facility or other debt that we may incur in the future to avoid being in default. If we breach our covenants under any credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under any credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because the indenture governing the notes and the agreements governing any credit facility will have customary cross-default provisions, if the indebtedness under the notes or under any credit facility or any of our other facilities is accelerated, we may be unable to repay or finance the amounts due.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt, including the notes;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our credit facility, trade letters of credit and the indenture.

The indenture will not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued will not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control.

Upon a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such repurchase of notes will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to satisfy our obligations to repurchase the notes upon a Change of Control (as defined herein) because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control.

We may choose to redeem the notes when prevailing interest rates are relatively low.

The notes are redeemable at our option, and we may choose to redeem them in whole at any time or in part from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely affect your ability to sell your notes as the optional redemption date or period approaches. Please see the section entitled “Description of the Notes—Optional Redemption.”

Your ability to transfer the notes may be limited by the absence of a trading market for the notes.

There is no established trading market for the notes, and we have no plans to list the notes on a securities exchange. We have been advised by each underwriter that it presently intends to make a market in the notes; however, no underwriter is obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the notes for any reason, we cannot assure you that another firm or person will make a market in the notes. The liquidity of any market for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market may not develop for the notes.

The market price of the notes may be volatile.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the following:

•

our plans to expand internationally through a number of channels and brands, including additional Gap stores in Europe and China, expand Banana Republic stores in Europe, additional outlet stores in Canada, Europe, and Asia, online sales internationally, and additional franchising and similar arrangements;

•	future online revenue growth;

•	the impact that increases in commodity prices will have on our gross margins;

•	our plans to downsize, consolidate, reposition, or close some of our stores;

•	cash and cash flows being sufficient for the next 12 months and beyond;

•	the outcome of proceedings, lawsuits, disputes, and claims;

•	growing revenues;

•	maintaining a focus on cost management and return on invested capital;

•	generating strong free cash flow and returning excess cash to shareholders;

•	investing in the future while delivering earnings per share growth;

•	the effective tax rate in fiscal 2011;

•	current cash balances and cash flows being adequate to support our business operations, including growth initiatives, planned capital expenditures, and dividend payments and share repurchases;

•	being able to supplement near-term liquidity with our existing credit facility;

•	capital expenditures in fiscal 2011;

•	the number of new store openings and store closings in fiscal 2011;

•	net square footage change in fiscal 2011;

•	our plan to increase our dividend in fiscal 2011;

•	future share repurchases;

•	the expected payments and the expected benefits, including cost savings, resulting from our services agreement with IBM;

•	the maximum potential amount of future lease payments;

•	the impact of losses due to indemnification obligations;

•	the maximum exposure for the reinsurance pool in future periods;

•

the estimates and assumptions we use in our accounting policies, including those used to calculate our lower of cost or market and inventory shortage adjustments, our impairment of long-lived assets, goodwill, and intangible assets, our insurance liabilities, our future sales returns, our breakage income, and our settlement of foreign and domestic tax audits;

•	the assumptions used to value share-based compensation expense;

•	future lease payments and related net cash outlay;

•	our intent to use earnings in foreign operations for an indefinite period of time;

•	total gross unrecognized tax benefits; and

•	the impact of recent tax return and refund claim audits.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on our financial performance or strategies;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that we will be unsuccessful in gauging fashion trends and changing consumer preferences;

•	the risk that our efforts to expand internationally may not be successful and could impair the value of our brands;

•

the continued adverse effects on our business and financial position arising from the March 2011 earthquake in Japan and related tsunami and disaster at certain nuclear power plants, including the effects of damages to our stores and reduced customer spending in Japan;

•	the risk that our franchisees will be unable to successfully open, operate, and grow the Company’s franchised stores;

•	the risk that we will be unsuccessful in identifying, negotiating, and securing new store locations and renewing or modifying leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that we will be unsuccessful in implementing our strategic, operating and people initiatives;

•	the risk that changes in our credit profile or deterioration in market conditions may limit our access to the capital markets;

•

the risk that trade matters, sourcing costs, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt our supply chain or operations, or impact our financial results;

•	the risk that updates or changes to our information technology (“IT”) systems may disrupt our operations;

•	the risk that our IT services agreement with IBM could cause disruptions in our operations and have an adverse effect on our financial results;

•	the risk that acts or omissions by our third-party vendors, including a failure to comply with our code of vendor conduct, could have a negative impact on our reputation or operations;

•	the risk that we do not repurchase some or all of the shares we anticipate purchasing pursuant to our repurchase program;

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits, any of which could impact net sales, expenses, and/or planned strategies; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition and results of operations.

Additional information regarding factors that could cause results to differ can be found in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”).

Future economic and industry trends that could potentially impact net sales and profitability are difficult to predict. These forward-looking statements are based on information as of the date specified in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and we assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,235 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the repurchase of our common stock.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of January 29, 2011, and as adjusted to give effect to the sale of the notes offered hereby and the application of the estimated net proceeds from the sale of the notes, as described under “Use of Proceeds”:

	As of January 29, 2011
	Actual	As Adjusted For Offering
	(in millions)
Short-term debt	$3	$3

Long-term debt
Notes offered hereby	$—	$1,250

Total long-term debt (1)	—	1,250

Total stockholders’ equity	4,080	4,080

Total capitalization (excluding short-term debt)	$4,080	$5,330

(1)	Excludes our $400 million five-year term loan entered into on April 7, 2011, which we expect to be funded during April 2011.

DESCRIPTION OF THE NOTES

The following information concerning the notes offered hereby supplements and, to the extent inconsistent, replaces, and should be read in conjunction with, the statements in the accompanying prospectus under the caption “Description of the Debt Securities.” Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus.

General

The notes will be issued as a series of debt securities under a base indenture to be dated as of the issuance date of the notes, between us and Wells Fargo Bank, National Association, as trustee, which is more fully described in the accompanying prospectus, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the “indenture.”

The notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on April 12, 2021.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

The notes will bear interest at the annual rate of 5.95%, payable semiannually in arrears on April 12 and October 12 of each year, beginning October 12, 2011, to the persons in whose names the notes are registered at the close of business on the preceding March 28 or September 27. Interest on the notes will be computed on the basis of a 360-day year or twelve 30-day months.

The principal of and interest on the notes will be payable, the transfer of notes will be registrable and the notes may be presented for exchange, at the corporate trust office of the trustee, located at Wells Fargo Bank, National Association, 608 2nd Avenue, South Minneapolis, MN 55479. So long as the notes are represented by global debt securities, the interest payable on the notes will be paid to Cede & Co., the nominee of The Depository Trust Company, or DTC, or its registered assigns as the registered owner of the global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates. If the notes are no longer represented by global debt securities, payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto. No service charge will be made for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The notes will be subject to the defeasance and the covenant defeasance provisions described in the accompanying prospectus under the caption “Description of the Debt Securities—Defeasance of Debt Securities or Certain Covenants in Certain Circumstances.”

No sinking fund is provided for the notes.

Further Issuances

We may, without notice to or the consent of the holders of notes, create and issue additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price and the issue date and, in some cases, the first interest payment date.

Repurchase at the Option of Holders Upon Change in Control

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described below under “—Optional Redemption”, each holder of notes will have the right to require us to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we are required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a “Change of Control” shall not be deemed to occur as the result of the acquisition by Doris F. Fisher, John J. Fisher, William S. Fisher or Robert J. Fisher (collectively, the “Fishers”) and the Permitted Designees of shares following which one or more of the Fishers and the Permitted Designees are beneficial owners of more than 50% of the combined voting power of the then outstanding Voting Stock of the Company;

(3) the consummation of a so-called “going-private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which the Fishers and the Permitted Designees beneficially own, directly or indirectly, more than 50% of our Voting Stock then outstanding, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(5) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(6) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means

(1) if the notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period, or

(2) if the notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period.

If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the issuance date of the notes; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Designees” means (i) a spouse or lineal descendent to the second degree by blood or adoption of any of the Fishers (together with the Fishers, the “Fisher Family Members”); (ii) trusts solely for the benefit of (x) any of the Fisher Family Members or (y) one or more charitable foundations, institutions or entities, provided that in each case at least 66-2/3% of the trustees of such trust consist of Fisher Family Members, (iii) any Person (other than an individual or trust) so long as any of the Fisher Family Members are the sole beneficial owners of at least 66-2/3% of the Voting Stock, partnership, membership or other equity interests of such Person and constitute at least 66-2/3% of the board of directors of such Person or of the individuals exercising similar functions, in the case of an entity other than a corporation, or (iv) in the event of the death of a Fisher, his or her estate, executor, administrator, committee or other personal representative.

“Rating Agency” means each of Moody’s and S&P; provided that, if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Trigger Period” means the period commencing on the day of the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors (or similar governing body) of such Person.

The change of control feature of the notes may in certain circumstances make it more difficult to consummate or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

Optional Redemption

We will have the right at our option to redeem the notes in whole at any time or in part from time to time, on at least 30 days’ but not more than 60 days’ notice to the holders, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of any remaining scheduled payment of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve-30 day months) at the Treasury Rate plus 40 basis points; provided that, if we redeem any notes on or after January 12, 2021 (three months prior to the maturity date of the notes), the redemption price for those notes will equal 100% of the principal amount of the notes to be redeemed.

The redemption price for the notes will include accrued and unpaid interest on the principal amount of the notes to be redeemed to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates which are primary U.S. government securities dealers and one other primary U.S. government securities dealer in the United States of America designated by us; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

On and after a redemption date, interest will cease to accrue on the notes called for redemption or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee will deem fair and appropriate which shall comply with the procedures of DTC; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

Book-Entry, Delivery and Form

The notes will be represented by global debt securities that will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC.

DTC has advised us and the underwriters as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchase of interests in the notes under DTC’s system must be made by or through direct participants, which will receive a credit for such interests on DTC’s records. The ownership interest of each actual purchaser of interests in the notes, known as a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as described below.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interest in the notes. DTC’s records reflect only the identity of the direct participants to whose accounts interests in the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interest in the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee, us or our paying agent. Disbursement of payments to direct participants shall be the responsibility of DTC, and disbursement of payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our paying agent. Under such circumstances, in the event that a successor depository is not obtained, certificated notes will be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificated notes will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

A further description of DTC’s procedures with respect to the notes is set forth in the accompanying prospectus under the heading “Global Securities.”

Links have been established among DTC, Clearstream Banking and Euroclear, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream Banking and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream Banking and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream Banking and Euroclear, as participants in DTC.

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking or Euroclear through a participant at least one day prior to settlement. Clearstream Banking or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream Banking or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Banking or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Banking or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Banking or Euroclear participant’s account will instead be valued as of the actual settlement date.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

This general discussion of certain U.S. federal income tax (and, if you are a Non-U.S. Holder, as defined below, certain U.S. federal estate tax) consequences applies to you if you acquire the notes for cash in this offering for their issue price and hold the notes as a “capital asset” under Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion, however, does not address state, local or foreign tax laws. In addition, it does not describe all of the rules which may affect the U.S. federal income tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer, a dealer in securities, or a trader in securities who elects to apply a mark-to-market method of accounting, or a financial institution;

•	an S corporation;

•	an insurance company;

•	a tax-exempt organization;

•	a person subject to the alternative minimum tax provisions of the Code;

•	a person holding the notes as part of a hedge, straddle, conversion transaction or other risk reduction or constructive sale transaction;

•

a nonresident alien or foreign corporation subject to U.S. federal income tax on income or gain with respect to a note because such income or gain is effectively connected with the conduct of a U.S. trade or business;

•	an expatriate of the United States; or

•	a U.S. person whose functional currency is not the U.S. dollar.

This discussion is a summary of certain U.S. federal income tax consequences that may apply to you based on current U.S. federal income tax law. This discussion is based on current provisions of the Code, U.S. Treasury regulations, published rulings, and court decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) or any court will agree with the statements and conclusions in this discussion.

This discussion may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain special U.S. federal tax rules, and does not describe future changes in U.S. federal tax rules. Please consult your tax advisor rather than relying on this general discussion.

U.S. Holders

If you are a “U.S. Holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-U.S. Holders,” applies to you.

Definition of U.S. Holder

You are a “U.S. Holder” if you are a beneficial owner of notes that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation, or other entity taxable as a corporation, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

Stated Interest

You must generally include the stated interest on the notes in ordinary income:

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes; or

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), other than amounts attributable to accrued and unpaid interest on the note, and your tax basis in the note.

Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Non-corporate U.S. Holders generally are eligible for a reduced rate of taxation on long-term capital gain. The deductibility of capital losses is subject to limitations. Payments attributable to accrued and unpaid interest which you have not yet included in income will be taxed as ordinary income.

Non-U.S. Holders

Definition of Non-U.S. Holder

Except as modified for estate tax purposes, a “Non-U.S. Holder” is any person who is a beneficial owner of notes that is an individual, corporation, estate or trust and is not a U.S. Holder.

Interest

In general, you will not be subject to U.S. Federal income tax on interest income that is not effectively connected with a U.S. trade or business. In addition, under the “portfolio interest exemption,” you will not be subject to U.S. federal withholding tax on interest paid on the notes if

•

you represent that you are the beneficial owner of notes and not a U.S. person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of—perjury; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the notes on your behalf, certifies to us or our agent under penalty of perjury that it has received IRS Form W-8 (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

Special certification rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to our paying agent or to us. In addition, special certification rules apply to payments made through a qualified intermediary.

You will not, however, qualify for the portfolio interest exemption described above if

•	you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock which are entitled to vote;

•	you are a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; or

•	you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you will be subject to a 30% withholding tax on payments of interest made on the notes unless you are able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on IRS Form W-8BEN (or a suitable substitute form).

Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment within the United States). Effectively connected interest received by a corporate Non-U.S, Holder may also, in some circumstances, be subject to an additional “branch profits tax” at 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8 ECI (or a suitable substitute form) to the payor.

Sale or Other Disposition of Notes

You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note. You may, however, be subject to tax on such gain if (i) the gain is effectively connected with a U.S. trade or business (and in the case of certain income tax treaties, is attributable to a permanent establishment within the United States) in which case you will be subject to tax on a net income basis in the manner described above or (ii) you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you may have to pay a U.S. federal income tax of 30% (or a reduced treaty rate) on such gain. In the event that a payment is attributable to accrued interest, the rules applicable to payments of interest described above will apply.

U.S. Federal Estate Taxes

If you are an individual who at death is not a citizen or resident of the United States (as specifically defined for estate tax purposes) and you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for U.S. federal estate tax purposes.

Backup Withholding, and Information Reporting

Backup withholding (currently at the rate of 28%) may apply in respect of the amounts paid to a holder of notes, unless such holder provides proof of an applicable exemption or provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will generally be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition (including a redemption or retirement) of the notes, unless the holder provides proof of an applicable exemption from the information reporting rules.

The regulations governing information reporting and backup withholding are complex, and this summary does not completely describe them. Please consult your tax advisor to determine how the applicable regulations will affect your particular circumstances.

UNDERWRITING

The Gap, Inc. and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally and not jointly agreed to purchase the principal amount of notes set forth opposite its name in the following table.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$425,000,000
J.P. Morgan Securities LLC	362,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	293,750,000
Citigroup Global Markets Inc.	37,500,000
HSBC Securities (USA) Inc.	37,500,000
Wells Fargo Securities, LLC	37,500,000
Deutsche Bank Securities Inc.	18,750,000
Scotia Capital (USA) Inc.	18,750,000
U.S. Bancorp Investments, Inc.	18,750,000

Total	$1,250,000,000

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased.

The underwriters propose to offer the notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the notes to certain dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may allow, a concession not to exceed 0.25% of the principal amount of the notes to certain brokers and dealers. After the initial offering of the notes, the underwriters may change the offering price and concession. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active market for the notes will develop. If an active market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $2,400,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in the offering, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the notes sold by or for the account of such underwriter in stabilizing or short covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Among other things, the underwriters act from time to time as our agents in our common stock repurchase programs and receive compensation therefor. In addition, certain underwriters and/or their affiliates act as lenders or agents under our revolving credit facility and term loan and receive customary compensation for their services. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive; or

(d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Service and Markets Act of 2000, or the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement or the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA,” (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE NOTES

The validity of the notes offered hereby and certain other legal matters will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. The validity of the notes offered hereby will be passed upon for the underwriters by Sullivan  & Cromwell LLP, Palo Alto, California.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents listed below as well as all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the termination of this offering (other than information deemed to be furnished and not filed):

(a) Our Annual Report on Form 10-K for the fiscal year ended January 29, 2011; and

(b) Our Current Reports on Form 8-K filed on February 1, 2011, February 18, 2011, March 11, 2011 and April 7, 2011.

This prospectus supplement is part of a Registration Statement on Form S-3 (the “Registration Statement”) that we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Wherever a reference is made in this prospectus supplement to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You should look at the Registration Statement and its exhibits for further information about us and the securities.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

Attention: Investor Relations

Telephone: 1-800-GAP-NEWS

In addition, documents incorporated by reference in this prospectus supplement are made available by the SEC to any person through (i) the public reference facilities maintained by the SEC by calling the SEC at 1-800-SEC-0330 and (ii) the SEC’s Internet site at http://www.sec.gov.

PROSPECTUS

Debt Securities, Common Stock, Preferred Stock,

Depositary Shares, Warrants to Purchase Debt Securities,

Common Stock and Preferred Stock,

Securities Purchase Contracts and Securities Purchase Units

The Gap, Inc. may offer and sell an indeterminate amount of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities that we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

See “Risk Factors ” on page 2 for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 7, 2011

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THE COMPANY

General

The Gap, Inc. (the “Company,” “we,” “us” and “our”) was incorporated in the State of California in July 1969 and was reincorporated under the laws of the State of Delaware in May 1988.

We are a global specialty retailer offering apparel, accessories, and personal care products for men, women, children, and babies under the Gap, Old Navy, Banana Republic, Piperlime, and Athleta brands. Most of the products sold under our brand names are designed by us and manufactured by independent sources. We also sell products that are designed and manufactured by branded third parties. We have Company-operated stores in the United States, Canada, the United Kingdom, France, Ireland, Japan, and beginning in November 2010, China and Italy. We also have franchise agreements with unaffiliated franchisees to operate Gap and Banana Republic stores in many other countries around the world. Under these agreements, third parties operate or will operate stores that sell apparel and related products under our brand names.

We design most of our products, which are manufactured by independent sources, and sell them under our brands:

Gap. Gap products are sold in three channels: full price retail stores, online, and outlet. Founded in 1969, Gap stores offer an extensive selection of classically styled, high quality, casual apparel at moderate price points. Products range from wardrobe basics such as denim, khakis, and T-shirts to fashion apparel, accessories, and personal care products for men and women. In 1986, we entered the children’s apparel market with the introduction of GapKids, and in 1989, we established babyGap. These stores offer casual apparel and accessories in the tradition of Gap style and quality for children ages newborn through pre-teen. We also offer maternity apparel. In 1998, we launched GapBody, offering women’s underwear, sleepwear, loungewear, and sports and active apparel. We operate Gap Outlet stores, which carry similar categories of products at lower price points. In 1997, we introduced Gap Online, an online store found at gap.com. Gap Online offers products comparable to those carried in Gap, GapKids, babyGap, and GapBody stores, as well as extended sizes not found in stores. Beginning in 2010, customers in Canada can shop online at gapcanada.ca, customers in the United Kingdom and select European countries can shop online at gap.eu, customers in China can shop online at gap.cn, and customers in select international countries can shop online at gap.com.

Banana Republic. Banana Republic products are sold in three channels: full price retail stores, online, and outlet. Acquired in 1983 with two stores, Banana Republic offers sophisticated, fashionable collections of casual and tailored apparel, shoes, accessories, and personal care products for men and women at higher price points than Gap. We operate Banana Republic Factory Stores, which carry similar categories of products at lower price points. In 1999, we introduced Banana Republic Online, an online store found at bananarepublic.com, which offers products comparable to those carried in the store collections, as well as extended sizes not found in stores. Beginning in 2010, customers in Canada can shop online at bananarepublic.ca, customers in the United Kingdom and select European countries can shop online at bananarepublic.eu, and customers in select international countries can shop online at bananarepublic.com.

Old Navy. Old Navy products are sold in two channels: full price retail stores and online. We launched Old Navy in 1994 to address the market for value-priced family apparel. Old Navy offers broad selections of apparel, shoes, and accessories for adults, children, and babies, as well as other items, including a maternity line, consumables, and personal care products. In 2000, we established Old Navy Online, an online store found at oldnavy.com. Old Navy Online offers apparel and accessories comparable to those carried in the store collections, as well as a plus size line not found in stores. Beginning in 2010, customers in Canada can shop online at oldnavy.ca and customers in select international countries can shop online at oldnavy.com.

Piperlime. In 2006, we launched Piperlime, an online-only store found at piperlime.com. Piperlime offers customers an assortment of the leading brands in footwear, handbags, apparel, and jewelry for women and footwear for men and kids, as well as tips, trends, and advice from leading style authorities. Beginning in 2010, customers in select international countries can shop online at piperlime.com.

Athleta. Athleta products are sold in two channels: full price retail stores and online. Acquired in September 2008, Athleta offers customers high quality and performance-driven women’s sports and active apparel and footwear that is stylish and functional for a variety of activities, including golf, running, skiing and snowboarding, tennis, and yoga. In May 2010, we opened a test store in Mill Valley, California, and in January 2011, we opened a flagship store in San Francisco, California. Customers can purchase Athleta product, as well as an assortment of products from leading brands in women’s active-wear, online at athleta.com, through the catalog, or in our stores. Beginning in 2010, customers in select international countries can shop online at athleta.com.

As of January 29, 2011 we had 3,246 Company-operated and franchise store locations.

Our executive offices are located at Two Folsom Street, San Francisco, California 94105, and our telephone number is (650) 952-4400.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project” and similar expressions also identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the following:

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our plans to expand internationally through a number of channels and brands, including additional Gap stores in Europe and China, expand Banana Republic stores in Europe, additional outlet stores in Canada, Europe, and Asia, online sales internationally, and additional franchising and similar arrangements;

•	future online revenue growth;

•	the impact that increases in commodity prices will have on our gross margins;

•	our plans to downsize, consolidate, reposition, or close some of our stores;

•	cash and cash flows being sufficient for the next 12 months and beyond;

•	the outcome of proceedings, lawsuits, disputes, and claims;

•	growing revenues;

•	maintaining a focus on cost management and return on invested capital;

•	generating strong free cash flow and returning excess cash to shareholders;

•	investing in the future while delivering earnings per share growth;

•	the effective tax rate in fiscal 2011;

•	current cash balances and cash flows being adequate to support our business operations, including growth initiatives, planned capital expenditures, and dividend payments and share repurchases;

•	being able to supplement near-term liquidity with our existing credit facility;

•	capital expenditures in fiscal 2011;

•	the number of new store openings and store closings in fiscal 2011;

•	net square footage change in fiscal 2011;

•	our plan to increase our dividend in fiscal 2011;

•	future share repurchases;

•	the expected payments and the expected benefits, including cost savings, resulting from our services agreement with IBM;

•	the maximum potential amount of future lease payments;

•	the impact of losses due to indemnification obligations;

•	the maximum exposure for the reinsurance pool in future periods;

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the estimates and assumptions we use in our accounting policies, including those used to calculate our lower of cost or market and inventory shortage adjustments, our impairment of long-lived assets, goodwill, and intangible assets, our insurance liabilities, our future sales returns, our breakage income, and our settlement of foreign and domestic tax audits;

•	the assumptions used to value share-based compensation expense;

•	future lease payments and related net cash outlay;

•	our intent to use earnings in foreign operations for an indefinite period of time;

•	total gross unrecognized tax benefits; and

•	the impact of recent tax return and refund claim audits.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on our financial performance or strategies;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that we will be unsuccessful in gauging fashion trends and changing consumer preferences;

•	the risk that our efforts to expand internationally may not be successful and could impair the value of our brands;

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the continued adverse effect on our business and financial position arising from the March 2011 earthquake in Japan and related tsunami and disaster at certain nuclear power plants, including the effects of damages to our stores and reduced customer spending in Japan;

•	the risk that our franchisees will be unable to successfully open, operate, and grow the Company’s franchised stores;

•	the risk that we will be unsuccessful in identifying, negotiating, and securing new store locations and renewing or modifying leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that we will be unsuccessful in implementing our strategic, operating and people initiatives;

•	the risk that changes in our credit profile or deterioration in market conditions may limit our access to the capital markets;

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the risk that trade matters, sourcing costs, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt our supply chain or operations, or impact our financial results;

•	the risk that updates or changes to our information technology (“IT”) systems may disrupt our operations;

•	the risk that our IT services agreement with IBM could cause disruptions in our operations and have an adverse effect on our financial results;

•	the risk that acts or omissions by our third-party vendors, including a failure to comply with our code of vendor conduct, could have a negative impact on our reputation or operations;

•	the risk that we do not repurchase some or all of the shares we anticipate purchasing pursuant to our repurchase program;

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits, any of which could impact net sales, expenses, and/or planned strategies; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition and results of operations.

Additional information regarding factors that could cause results to differ can be found in our Annual Report on Form 10-K and our other filings with the SEC.

Future economic and industry trends that could potentially impact net sales and profitability are difficult to predict. These forward-looking statements are based on information as of the date specified in this prospectus, the documents incorporated by reference in this prospectus or the applicable prospectus supplement in which such statements are made and we assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities as set forth in a prospectus supplement relating to such securities.

CERTAIN RATIOS

The following table sets forth our Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the periods indicated:

Fiscal Year Ended
	January 29, 2011	January 30, 2010	January 31, 2009	February 2, 2008	February 3, 2007 (1)
Ratio of earnings to fixed charges	4.7x	4.4x	3.9x	3.6x	3.5x
Ratio of earnings to combined fixed charges and preferred stock dividends	4.7x	4.4x	3.9x	3.6x	3.5x

(1)	The fiscal year ended February 3, 2007 included 53 weeks.

For purposes of computing the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest), and fixed charges consist of gross interest incurred, capitalized interest and the estimated interest portion of rent expense. As of the date of this prospectus, we do not have any shares of our preferred stock outstanding.

DESCRIPTION OF THE SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities are to be issued under an Indenture as amended or supplemented from time to time, (the “Indenture”) to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a copy of which is incorporated by reference as an exhibit to a Registration Statement on Form S-3 (the “Registration Statement”) that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), of which this prospectus is a part. The statements herein relating to the debt securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following sets forth certain general terms and provisions of the debt securities offered hereby. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

General

The Indenture will not limit the amount of debt securities that may be issued thereunder and debt securities may be issued thereunder from time to time in one or more series. The debt securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company.

Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the transfer of debt securities will be registrable, at the office or agency to be maintained by the Company in Minneapolis, MN and at any other office or agency maintained by the Company for this purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The applicable prospectus supplement will describe the terms of the offered debt securities, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

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the person or entity to whom any interest on the debt securities shall be payable, if other than the person or entity in whose name that security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determination thereof;

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the rate or rates at which the debt securities shall bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which any interest shall accrue or the method by which the date or dates shall be determined, the interest payment dates on which any interest shall be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the debt securities shall be payable;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Company;

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the obligation, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

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the currency, currencies or currency units in which payment of the principal of and any premium and interest on any debt securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America;

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if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index, formula or other method, the index, formula or other method by which these amounts shall be determined;

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if the principal of or any premium or interest on any debt securities is to be payable, at the election of the Company or a holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

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if other than the principal amount, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of maturity or the method by which the portion may be determined;

•	the applicability of the provisions described under “Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances”;

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if the debt securities will be issuable only in the form of one or more global debt securities as described under “Global Securities”, the depositary or its nominee with respect to the debt securities and the circumstances under which the global debt security may be registered for transfer or exchange or authenticated and delivered in the name of a person or entity other than the depositary or its nominee; and

•	any other terms of the debt securities.

Debt securities may be issued under the Indenture as original issue discount debt securities to be offered and sold at a substantial discount below their stated principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. “Original issue discount debt security” means any debt security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of maturity upon the occurrence and continuance of an Event of Default.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units, if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of debt securities and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

Events of Default

Any one of the following events will constitute an Event of Default under the Indenture with respect to debt securities of any series:

(a) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(b) failure to pay principal of or any premium on any debt security of that series when due;

(c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(d) failure to perform, or breach of, any covenant or warranty of the Company in the Indenture with respect to debt securities of that series continued for 60 days after written notice as provided in the Indenture;

(e) a default under any indebtedness for money borrowed by the Company or any Subsidiary of the Company if (A) the default either (1) results from the failure to pay the principal of any such indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $50,000,000 or more at any one time outstanding and (C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture;

(f) certain events of bankruptcy, insolvency or reorganization of the Company; or

(g) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default (other than an Event of Default described in clause (f) of the preceding paragraph) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of all debt securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default described in clause (f) of the immediately preceding paragraph occurs, the outstanding debt securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Reference is made to the applicable prospectus supplement relating to any series of debt securities that are original issue discount debt securities for the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of such series of original issue discount debt securities upon the occurrence of an Event of Default and the continuation thereof.

The Indenture will provide that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless that holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered indemnity reasonably satisfactory, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of and premium, if any, or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities.

The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the holders of any of the debt securities in order

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to evidence the succession of another entity to the Company and the assumption of the covenants and obligations of the Company under the debt securities and the Indenture by such successor to the Company;

•	to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred on the Company by the Indenture;

•	to add additional Events of Default with respect to any series of debt securities;

•	to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of global debt securities;

•	to add to, change or eliminate any provision affecting only debt securities not yet issued;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•

to evidence and provide for successor trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•	to permit payment in respect of debt securities in bearer form in the United States to the extent allowed by law; or

•

to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that any such action (other than in respect of a mistaken provision) does not adversely affect in any material respect the interests of any holder of debt securities of any series then outstanding.

Modifications and amendments of the Indenture also may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no modification or amendment may, without the consent of the holders of all debt securities affected thereby,

•	change the stated maturity of the principal amount of, or any installment of principal of or interest, if any, on, any debt security;

•

reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the applicable prospectus supplement) interest, if any, on any debt security (including in the case of an original issue discount debt security the amount payable upon acceleration of maturity);

•	change the place or currency of payment of principal of, premium, if any, or interest, if any, on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after its stated maturity (or in the case of redemption, on or after the redemption date); or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control of the Company or in the event of a highly leveraged transaction (whether or not the transaction results in a change in control of the Company).

Certain Covenants

Unless otherwise set forth in the applicable prospectus supplement, and except as set forth below, the debt securities will not contain any restrictive covenants, including covenants restricting the Company or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness.

Limitation on Liens

We may not, and may not permit any North American Subsidiary to, create or suffer to exist any Lien upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any North American Subsidiary and owned by us or any North American Subsidiary (whether such Principal Property, or shares or evidences of Indebtedness were owned as of the date of the Indenture or thereafter acquired) to secure any Indebtedness of ours or any North American Subsidiary, without making, or causing such North American Subsidiary to make, effective provision to secure all of the outstanding debt securities by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (A) the principal amount of all such other Indebtedness secured by all such Liens and (B) the then outstanding Attributable Value of all Sale and Lease-Back Transactions entered into after the date of the Indenture and otherwise permitted only by clause (ii) described under “—Limitation on Sale and Lease-Back Transactions” below does not at the time exceed the greater of $600 million or 10% of our Consolidated Net Tangible Assets.

The foregoing restrictions do not apply to Indebtedness secured by Liens existing on the date of the Indenture or to:

(i)	Liens on any Property existing at the time of the acquisition thereof;

(ii)	Liens on Property of any Person existing at the time such Person is merged into, consolidated with or acquired by us or a North American Subsidiary or at the time of a sale, lease or other disposition of the Properties of such Person (or a division thereof) as an entirety or substantially as an entirety to us or a North American Subsidiary, provided that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to Principal Property owned or leased by us or such North American Subsidiary immediately prior thereto;

(iii)	Liens on Property of a Person existing at the time such Person becomes a North American Subsidiary;

(iv)	Liens securing Indebtedness of a North American Subsidiary to us or to another North American Subsidiary;

(v)	Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying Property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interest or purchase money mortgage on real or personal property), provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 12 months after the later of (a) the completion of the acquisition, construction, development or improvement of such Property and (b) the placing in operation of such Property or of such Property as so constructed, developed or improved;

(vi)	Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise, provided that we or the applicable North American Subsidiary must have disposed of such Property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to us or any North American Subsidiary;

(vii)	Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(viii)	Liens to secure Indebtedness on any Property of joint ventures which constitute North American Subsidiaries in which we or a North American Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

(ix)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code; and

(x)	any extension, renewal, replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (i) through (ix), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (i) through (ix) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Limitation on Sale and Lease-Back Transactions

We may not, and may not permit any North American Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless

(i)	we apply, or such North American Subsidiary applies, within 180 days after the effective date of such Sale and Lease-Back Transaction, an amount equal to the Net Available Proceeds therefrom to (A) the acquisition of one or more Principal Properties or (B) the retirement of the debt securities or the repayment of other Indebtedness of ours or any North American Subsidiary (other than such Indebtedness owned by us or such North American Subsidiary) which, in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the debt securities; or

(ii)	after giving effect thereto, the sum of (A) the principal amount of all Indebtedness secured by a Lien upon any Principal Property, or upon shares of capital stock of or evidences of Indebtedness issued by any North American Subsidiary and owned by us or any North American Subsidiary and not otherwise permitted by clauses (i) through (x) under “—Limitation on Liens” above and (B) the then outstanding Attributable Value of all Sale and Lease-Back Transactions entered into after the date of the Indenture and otherwise prohibited in accordance with this paragraph does not exceed the greater of $600 million or 10% of our Consolidated Net Tangible Assets.

The foregoing restrictions will not apply to (x) a Sale and Lease-Back Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; and (y) a Sale and Lease-Back Transaction between us and a North American Subsidiary or between North American Subsidiaries.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any other entity or transfer or lease its assets substantially as an entirety to any entity, unless

•

either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and the successor or purchaser expressly assumes the Company’s obligations on the debt securities under a supplemental indenture;

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•

if a supplemental indenture is to be executed in connection with such consolidation, merger, transfer or lease, the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Certain Definitions

Set forth below is a summary of certain of the defined terms used under “—Certain Covenants”. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Attributable Value” in respect of any Sale and Lease-Back Transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted at the interest rate specified by the terms of the debt securities, compounded quarterly) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt and current maturities of obligations under capital leases) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Indebtedness” of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Available Proceeds” from any Sale and Lease-Back Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Lease-Back Transaction or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Lease-Back Transaction; (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Lease-Back Transaction or by applicable law, be repaid out of the proceeds from such Sale and Lease-Back Transaction; and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale and Lease-Back Transaction; provided, however, that for purposes of clause (i) as described under “—Limitation on Sale and Lease-Back Transactions” above the amount of Net Available Proceeds to be applied to any acquisition of Properties or retirement of the debt securities or other Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the redemption price with respect to such debt securities delivered within 180 days after the effective date of such Sales and Lease-Back Transaction to the Trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with a redemption in accordance with the terms, of such other Indebtedness voluntarily retired by us within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

“North American Subsidiary” means a Subsidiary of the Company formed under the laws of, or conducting its principal operations within (1) the United States, any state thereof or the District of Columbia or (2) Canada or any province or territory thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any Property that has a net book value (after deduction of accumulated depreciation) in excess of 0.5% of Consolidated Net Tangible Assets and which is owned or leased by us or any North American Subsidiary.

“Property” means any single parcel of real property or any permanent improvement thereon owned or leased by us or any of our Subsidiaries including, without limitation, any office, store, warehouse or distribution center or any portion thereof, and any equipment located at or comprising a part of any such property.

“Sale and Lease-Back Transaction” of us or any North American Subsidiary means an arrangement with any Person or to which such Person is a party providing for the leasing by us or any North American Subsidiary of any Principal Property that, more than 180 days after the later of (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by us or any North American Subsidiary to such Person. The term of such arrangement, as of any date (the “measurement date”), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option without payment of a penalty.

“Subsidiary” of any Person means any corporation, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including membership and partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

Defeasance and Discharge

The Indenture will provide that the terms of any series of debt securities may provide the Company with the option to be discharged from any and all obligations in respect of the debt securities of such series (except for certain transfer and administrative duties) upon the deposit with the Trustee, in trust, of money and/or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to holders of the debt securities of such series.

Defeasance of Certain Covenants

The Indenture will provide that the terms of any series of debt securities may provide the Company with the option to omit to comply with the restrictive covenant described in this prospectus under “Consolidation, Merger and Sale of Assets” and any other covenants made applicable to any series of debt securities as described in the applicable prospectus supplement. The Company, in order to exercise this option, will be required to deposit with the Trustee money and/or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes.

In the event the Company exercises this option and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

The applicable prospectus supplement will state if any defeasance provisions will apply to the debt securities.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the Company or the holders of at least a majority in aggregate principal amount of the outstanding debt securities. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

Governing Law

The Indenture and the debt securities will be governed and construed by the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock, $0.05 par value per share (“common stock”), and preferred stock, $0.05 par value per share (“preferred stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our amended and restated certificate of incorporation, as amended, and our bylaws. Copies of our amended and restated certificate of incorporation, as amended, and bylaws are incorporated by reference as exhibits to the Registration Statement.

General

Our amended and restated certificate of incorporation, as amended, authorizes the issuance of 2,300,000,000 shares of common stock and 30,000,000 shares of preferred stock. As of March 15, 2011, there were 584,492,032 shares of our common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

In addition, our amended and restated certificate of incorporation, as amended, authorizes the issuance of 60,000,000 shares of Class B common stock, which is convertible into shares of common stock on a share-for-share basis. Transfer of the shares of Class B common stock is restricted. In addition, the holders of the Class B common stock have six votes per share on most matters and are entitled to a lower cash dividend. No shares of Class B common stock have been issued as of the date of this prospectus.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our amended and restated certificate of incorporation, as amended, will not require approval by our stockholders. We may also issue common stock from time to time under employee benefit plans.

Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of our preferred stock. Our stockholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

Our common stock is listed on the New York Stock Exchange under the symbol “GPS.”

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Preferred Stock

Our board of directors is authorized, pursuant to our amended and restated certificate of incorporation, as amended, to issue up to 30,000,000 shares of preferred stock in one or more series and each of such series shall have such voting powers, designations, preferences, and relative participation, optional or other special rights, and the qualifications, limitations and restrictions thereof, as are stated or expressed in our amended and restated certificate of incorporation, as amended, or in a resolution or resolutions, providing for the issuance of such series, adopted by the board of directors. Currently there are no shares of our preferred stock outstanding.

Our board of directors is authorized to fix by resolution or resolutions providing for the issuance of such series:

•	The number of shares constituting that series and the distinctive designation of that series;

•

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

•	Whether that series shall have voting rights in addition to the voting rights provided by law;

•

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the happening of specified events;

•

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and on different redemption dates;

•	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights or priority, if any, of payment on shares of that series; and

•

Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts, either

•	our senior debt securities or subordinated debt securities or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either

•	our senior debt securities or subordinated debt securities or

•	debt obligations of third parties, including U.S. Treasury securities.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to

•	the purchase contracts,

•	the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, the common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or depositary shares (the “securities”) initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through whom they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the debt securities, the common stock, the preferred stock, the depositary shares, the warrants, the securities purchase contracts, and the securities purchase units (which we collectively refer to as the “securities”) in one or more of the following ways from time to time:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of debt securities, common stock, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to be severally indemnified against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act, including:

•	over-allotment involves sales in excess of the offering size, which creates a short position;

•	stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum;

•	short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions; and

•	penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended January 29, 2011, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the File No. 001-07562. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents listed below as well as all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed to be furnished and not filed):

(a) Our Annual Report on Form 10-K for the fiscal year ended January 29, 2011; and

(b) Our Current Reports on Form 8-K filed on February 1, 2011, February 18, 2011, March 11, 2011 and April 7, 2011.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Wherever a reference is made in this prospectus to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You should look at the Registration Statement and its exhibits for further information about us and the securities.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

Attention: Investor Relations

Telephone: 1-800-GAP-NEWS

In addition, documents incorporated by reference in this prospectus are made available by the SEC to any person through (i) the public reference facilities maintained by the SEC by calling the SEC at 1-800-SEC-0330 and (ii) the SEC’s Internet site at http://www.sec.gov.

$1,250,000,000

5.95% Notes due 2021

Prospectus Supplement

Joint Book-Running Managers

Goldman, Sachs & Co.

J.P. Morgan

BofA Merrill Lynch

Co-Managers

Citi

HSBC

Wells Fargo Securities

Deutsche Bank Securities

Scotia Capital

US Bancorp

April 7, 2011